EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2019 Third Quarter Results

STAMFORD, Conn., July 31, 2019 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2019 third quarter and nine months ended June 30, 2019.

Three Months Ended June 30, 2019 Compared to the Three Months Ended June 30, 2018
For the fiscal 2019 third quarter, Star reported a 13.4 percent decrease in total revenue to $283.4 million compared with revenue of $327.4 million in the prior-year period, largely due to a decline in home heating oil and propane volume sold.

The volume of home heating oil and propane sold during the fiscal 2019 third quarter decreased by 17.6 million gallons, or 32.2 percent, to 36.9 million gallons due to the impact of warmer temperatures, net customer attrition and other factors. Temperatures in Star's geographic areas of operation for the fiscal 2019 third quarter were 21.5 percent warmer than during the fiscal 2018 third quarter and 20.6 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. Volume of other petroleum products sold increased by 6.3 million gallons, or 17.4 percent, to 42.3 million, due largely to acquisitions.

Star’s net loss rose by $15.1 million, to $23.1 million, in the fiscal 2019 third quarter due to a non-cash unfavorable change in the fair value of derivative instruments of $9.1 million and an increase in the Company’s Adjusted EBITDA loss of $11.7 million, as described below, partially offset by a higher tax benefit. During the fiscal 2019 third quarter, a $1.6 million non-cash charge was recorded related to a change in the fair value of derivative instruments versus a $7.5 million credit recorded during the third quarter of fiscal 2018.

The Adjusted EBITDA loss widened by $11.7 million, to $20.1 million, as the additional Adjusted EBITDA provided by acquisitions of $0.9 million was more than offset by a $12.6 million increase in the Adjusted EBITDA loss within the base business. The impact from lower volumes sold in the base business, due largely to warmer temperatures as well as other factors, more than offset the impact from higher home heating oil and propane margins and lower total operating expenses in the base business. Contributing to the favorable change in operating costs was a reduction in concierge expenses of $1.5 million.

“As the year progresses we continue to take a hard look at cost controls and additional efficiency improvements,” said Jeffrey M. Woosnam, Star Group’s President and Chief Executive Officer. “I’m pleased to report that Star’s team has identified areas where we can further enhance the business and overall financial results, focusing on our core capabilities. The reduction of net attrition remains at the forefront, and we are cautiously optimistic about better performance heading into fiscal 2020. We also recently completed a sizable acquisition in Maryland that brought with it roughly 29,000 customers and annual volume of 20 million gallons spread across home heating oil, propane, and motor fuel. Such transactions help strengthen our primary markets and, combined with appropriate business execution, lay the foundation for solid operating results going forward, given normal weather conditions.”

Nine Months Ended June 30, 2019 Compared to the Nine Months Ended June 30, 2018
Star reported a 4.8 percent increase in total revenue to $1.5 billion for the nine months ended June 30, 2019 compared with revenue of $1.4 billion in the prior-year period, largely due to higher average selling prices.

The volume of home heating oil and propane sold decreased by 14.4 million gallons, or 4.3 percent, to 323.6 million gallons, as the impact from acquisitions and slightly colder weather was more than offset by net customer attrition and other factors. Temperatures in Star's geographic areas of operation were 0.8 percent colder than during the prior year but 3.9 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. Volume of other petroleum products sold increased by 26.4 million gallons, or 27.3 percent, to 123.2 million gallons, due largely to acquisitions.

Net income decreased by $25.4 million, or 33.0 percent, to $51.5 million as the impact from a non-cash unfavorable change in the fair value of derivative instruments of $26.6 million and an increase in net interest expense of $2.0 million, more than offset lower income tax expense and a slight increase in Adjusted EBITDA of $0.4 million, as described below. Regarding the non-cash change in the fair value of derivative instruments, during fiscal 2019 a non-cash charge of $19.3 million was recorded versus a non-cash credit of $7.3 million during fiscal 2018.

Adjusted EBITDA increased by $0.4 million, or 0.3 percent, to $124.2 million. Acquisitions provided $5.4 million of Adjusted EBITDA while, in the base business, Adjusted EBITDA decreased by $5.0 million. The impact of higher home heating oil and propane margins in the base business more than offset a decline in home heating oil and propane volume and an increase in total operating expenses, improving year-over-year Adjusted EBITDA by $4.5 million prior to the following items: i) $3.3 million due to the implementation of a revenue recognition accounting standard (the majority of which is expected to be reversed by the end of fiscal 2019); ii) $3.0 million of higher legal and professional expenses; iii) a charge of $1.5 million related to the discontinued use of a tank monitoring system; iv) a $1.5 million increase in the net Adjusted EBITDA loss associated with the Company’s concierge program, which was greatly curtailed this past January; and v) $0.2 million of expense related to an increase in the amount due under Star’s weather hedge contracts.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multiemployer pension plan withdrawal charge, net other income, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, August 1, 2019. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides plumbing services, primarily to its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast, Central and Southeast U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2018. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com

STAR GROUP, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2019	2018
(in thousands)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,717	$14,531
Receivables, net of allowance of $11,244 and $8,002, respectively	167,292	132,668
Inventories	57,478	56,377
Fair asset value of derivative instruments	-	17,710
Prepaid expenses and other current assets	35,610	35,451
Total current assets	266,097	256,737
Property and equipment, net	97,468	87,618
Goodwill	247,341	228,436
Intangibles, net	110,322	98,444
Restricted cash	250	250
Captive insurance collateral	57,841	45,419
Deferred charges and other assets, net	17,625	13,067
Total assets	$796,944	$729,971
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$28,254	$35,796
Revolving credit facility borrowings	70,500	1,500
Fair liability value of derivative instruments	2,418	-
Current maturities of long-term debt	10,000	7,500
Accrued expenses and other current liabilities	145,558	116,436
Unearned service contract revenue	60,560	60,700
Customer credit balances	38,229	61,256
Total current liabilities	355,519	283,188
Long-term debt	84,399	91,780
Deferred tax liabilities, net	14,069	21,206
Other long-term liabilities	25,382	24,012
Partners’ capital
Common unitholders	335,958	329,129
General partner	(1,522)	(1,303)
Accumulated other comprehensive loss, net of taxes	(16,861)	(18,041)
Total partners’ capital	317,575	309,785
Total liabilities and partners’ capital	$796,944	$729,971

STAR GROUP, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per unit data - unaudited)	2019	2018	2019	2018
Sales:
Product	$210,657	$256,447	$1,306,764	$1,246,143
Installations and services	72,719	70,907	211,221	202,076
Total sales	283,376	327,354	1,517,985	1,448,219
Cost and expenses:
Cost of product	155,055	186,207	876,920	832,280
Cost of installations and services	62,130	61,770	201,841	195,984
(Increase) decrease in the fair value of derivative instruments	1,630	(7,515)	19,268	(7,306)
Delivery and branch expenses	82,669	83,312	296,026	281,121
Depreciation and amortization expenses	8,225	7,941	23,828	23,385
General and administrative expenses	5,472	5,894	23,136	18,766
Finance charge income	(1,872)	(1,438)	(4,166)	(3,733)
Operating income (loss)	(29,933)	(8,817)	81,132	107,722
Interest expense, net	(2,967)	(2,186)	(8,677)	(6,656)
Amortization of debt issuance costs	(253)	(418)	(756)	(1,034)
Income (loss) before income taxes	(33,153)	(11,421)	71,699	100,032
Income tax expense (benefit)	(10,055)	(3,416)	20,157	23,077
Net income (loss)	$(23,098)	$(8,005)	$51,542	$76,955
General Partner’s interest in net income (loss)	(150)	(49)	319	445
Limited Partners’ interest in net income (loss)	$(22,948)	$(7,956)	$51,223	$76,510

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.46)	$(0.15)	$1.00	$1.39
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	-	-	0.14	0.21
Limited Partner's interest in net income (loss) under FASB ASC 260-10-45-60	$(0.46)	$(0.15)	$0.86	$1.18

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	49,943	53,938	51,431	55,157

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended June 30,
(in thousands)	2019	2018
Net loss	$(23,098)	$(8,005)
Plus:
Income tax benefit	(10,055)	(3,416)
Amortization of debt issuance cost	253	418
Interest expense, net	2,967	2,186
Depreciation and amortization	8,225	7,941
EBITDA loss	(21,708)	(876)
(Increase) / decrease in the fair value of derivative instruments	1,630	(7,515)
Adjusted EBITDA loss	(20,078)	(8,391)
Add / (subtract)
Income tax benefit	10,055	3,416
Interest expense, net	(2,967)	(2,186)
Provision for losses on accounts receivable	3,532	2,222
Decrease in accounts receivables	124,456	84,026
Decrease in inventories	5,699	12,498
Increase in customer credit balances	12,299	5,681
Change in deferred taxes	(1,871)	2,387
Change in other operating assets and liabilities	(26,442)	(9,359)
Net cash provided by operating activities	$104,683	$90,294
Net cash used in investing activities	$(53,268)	$(23,242)
Net cash used in financing activities	$(62,070)	$(93,058)

Home heating oil and propane gallons sold	36,900	54,500
Other petroleum products	42,300	36,000
Total all products	79,200	90,500

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2019	2018
Net income	$51,542	$76,955
Plus:
Income tax expense	20,157	23,077
Amortization of debt issuance cost	756	1,034
Interest expense, net	8,677	6,656
Depreciation and amortization	23,828	23,385
EBITDA	104,960	131,107
(Increase) / decrease in the fair value of derivative instruments	19,268	(7,306)
Adjusted EBITDA	124,228	123,801
Add / (subtract)
Income tax expense	(20,157)	(23,077)
Interest expense, net	(8,677)	(6,656)
Provision for losses on accounts receivable	8,500	5,687
Increase in accounts receivables	(34,793)	(86,504)
Decrease in inventories	1,958	12,390
Decrease in customer credit balances	(26,177)	(36,503)
Change in deferred taxes	(11,206)	29,641
Change in other operating assets and liabilities	28,646	11,240
Net cash provided by operating activities	$62,322	$30,019
Net cash used in investing activities	$(80,578)	$(64,459)
Net cash provided by (used in) financing activities	$9,442	$(8,595)

Home heating oil and propane gallons sold	323,600	338,000
Other petroleum products	123,200	96,800
Total all products	446,800	434,800

 Source: Star Group, L.P.